Exhibit 1.1
UNDERWRITING AGREEMENT
$200,000,000
4.900% Senior Notes due 2017
LENNOX INTERNATIONAL INC.
May 3, 2010
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC
   as Representatives of the several Underwriters named in
   Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
    383 Madison Avenue
    New York, New York 10179
    Wells Fargo Securities, LLC
    301 South College Street
    Charlotte, NC 28288
Ladies and Gentlemen:
     Lennox International Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $200,000,000 principal amount of its 4.900% Senior Notes due 2017 (the “Notes”). The obligations of the Company under the Indenture (as defined below) and the Notes will be unconditionally guaranteed (the “Guarantees” and together with the Notes, the “Securities”), on a joint and several basis, by each of the subsidiaries of the Company identified on Schedule 2 hereto (collectively, the “Guarantors” and, together with the Company, the “Issuers”) in accordance with the terms of the Indenture. The Securities will be issued pursuant to an indenture dated as of May 3, 2010 (the “Base Indenture”) by and among the Company, the Guarantors and U.S. Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to be dated as of May 6, 2010 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) by and among the Company, the Guarantors and the Trustee.
     The Issuers hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

     1. Registration Statement. The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-155796), including a prospectus (the “Base Prospectus”), relating to debt securities and guarantees to be issued from time to time by the Issuers. The Issuers have also filed, or propose to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities, and the term “Preliminary Prospectus” means any preliminary Prospectus Supplement specifically relating to the Securities that is used prior to the filing of the Prospectus, together with the Base Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Issuers after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the applicable effective date of the Registration Statement with respect to the offering of Securities, as determined for the Issuers pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.
     At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 3, 2010 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed in section a. on Schedule 3 hereto.
     “Time of Sale” means 4:51 P.M., New York City time, on May 3, 2010.
     2. Purchase of the Securities by the Underwriters. (a) The Issuers agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price equal to 99.297% of the principal amount of the Securities plus accrued interest, if any, from May 6, 2010 to the Closing Date (as defined below). The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Issuers understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Issuers acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at 10:00 A.M., New York City time, on May 6, 2010, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”
     (d) Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Issuers acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuers or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuers with respect thereto. Any review by the Underwriters of the Issuers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers.
     3. Representations and Warranties of the Issuers. The Company and each Guarantor, jointly and severally, represent and warrant to each Underwriter that:

     (a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.
     (c) Issuer Free Writing Prospectus. The Issuers (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date, when taken together with any Issuer Free Writing Prospectus delivered prior to such date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.
     (d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, during the Prospectus Delivery Period (as defined in Section 4(b)) any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (e) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.
     (f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been (A) any change in the capital stock (other than the issuance of common shares of the Company upon exercise or settlement of equity awards described as outstanding in, and the grant of stock options and other equity awards under existing equity compensation plans described in, the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Company or any of its subsidiaries, taken as a whole, or (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regular dividends on the common shares of the Company), or (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, and that is from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (g) Organization and Good Standing. The Company, each Guarantor and each of the Company’s other subsidiaries that, as of December 31, 2009, was a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary”) (i) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) have the power and authority to own their respective properties and to conduct the business in which they are engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (iii) have been duly qualified as a foreign corporation or limited liability company for the transaction of business and are in good standing under the laws of each other jurisdiction in which their ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, properties, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Issuers of their respective obligations under the Securities (a “Material Adverse Effect”).
     (h) Capitalization. As of March 31, 2010, the Company had an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and

the Prospectus under the heading “Capitalization”; and, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, all the outstanding shares of capital stock or other equity interests of each Guarantor have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
     (i) Due Authorization. Each of the Issuers has the power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (j) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company and each Guarantor, as applicable, enforceable against the Company and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).
     (k) The Securities. The Securities have been duly authorized by the Company and each Guarantor for issuance and sale to the Underwriters pursuant to this Agreement and, when the Securities are duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the consideration set forth herein, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.
     (m) Descriptions of the Transaction Documents. The statements in the Registration Statement, the Time of Sale Information and the Prospectus, insofar as they summarize provisions of the Transaction Documents, fairly summarize the applicable provisions of the Transaction Documents in all material respects.
     (n) No Violation or Default. None of the Issuers is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation or instrument to which such Issuer is a party or by which such Issuer is bound or to which any of the property or assets of such Issuer is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Issuers or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (o) No Conflicts. The execution, delivery and performance by the Issuers of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers pursuant to, any indenture, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation or instrument to which any of the Issuers is a party or by which any of the Issuers is bound or to which any of the property or assets of the Issuers is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Issuers or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over any of the Issuers or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (p) No Consents Required. No consent, approval, authorization, order, registration or qualification of, or filing with, any court or arbitrator or governmental or regulatory authority is required in connection with the execution, delivery and performance by the Issuers of each of the Transaction Documents, the issuance and sale of the Securities by the Issuers to the Underwriters, and compliance by the Issuers with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained by the Issuers, (ii) the registration of the Securities under the Securities Act, (iii) the qualification of the Indenture under the Trust Indenture Act, (iv) periodic and other reporting requirements under the Exchange Act or (v) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (q) Legal Proceedings. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, Time of Sale Information or the Prospectus that are not so described and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed and described.
     (r) Independent Accountants. KPMG LLP, who has audited certain financial statements of the Company and its subsidiaries is, to the knowledge of the Company, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (s) Title to Real and Personal Property. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Issuers have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Issuers, in each case free and clear of all liens, encumbrances and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuers or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) Intellectual Property. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Issuers own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, trade secrets, know-how and other intellectual property necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (ii) the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus does not conflict with any such rights of others, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Issuers have not have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (u) No Undisclosed Relationships with the Underwriters. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the

Prospectus, the Company (i) does not have any material lending or other relationship with any Underwriter or affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (v) Investment Company Act. Each of the Issuers is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
     (w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all returns that are required to be paid or filed through the date hereof, except where the failure to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each Issuer has no knowledge of any tax deficiency that has been asserted against any such Issuer, except for any tax deficiency that is currently being contested by such Issuer in good faith or as would not, individually or in the aggregate, be reasonable expected to have a Material Adverse Effect.
     (x) Licenses and Permits. The Issuers possess all adequate licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties to conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Issuers has received notice of any revocation or modification of any such licenses, certificates, permits or other authorizations or has any reason to believe that any such license, certificate, permit or other authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not reasonably be expected to have a Material Adverse Effect.
     (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and to the Company’s knowledge, there is no existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect.
     (z) Compliance With Environmental Laws. The Issuers (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of the Issuers under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liabilities under any Environmental Law and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (x) where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, actual or potential liability, or designation as a “potentially responsible party” would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (aa) Disclosure Controls. The Company (including its consolidated subsidiaries) maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (bb) Accounting Controls. The Company (including its consolidated subsidiaries) maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (dd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, all applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except, in each case, where such noncompliance or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (ee) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ff) Insurance. The Issuers have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance resulting from physical damage of property, which insurance, in the Company’s reasonable belief, is in amounts and insures against such losses and risks as are adequate to protect the Issuers and their respective businesses; and none of the Issuers has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (gg) No Unlawful Payments. None of the Issuers or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Issuers has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (hh) No Registration Rights. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

     (ii) No Stabilization. The Issuers have not taken, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Securities.
     (jj) Status under the Securities Act. At the time of the filing of each of the Registration Statement and any post-effective amendment thereto, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act and the Company was a well-known seasoned issuer as defined in Rule 405 under the Securities Act.
     (kk) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (ll) Certain Statements. The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Description of Our Debt Securities,” “Description of the Notes and Guarantees,” and “Certain U.S. Federal Income Tax Considerations” fairly summarize the matters therein described in all material respects.
     4. Further Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with each of the several Underwriters that:
     (a) Required Filings. The Issuers will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable. The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex A to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the remainder of the Prospectus Delivery Period (as defined below); and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter, including to each of the Representatives, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus

Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement that relates to, or could reasonably be expected to adversely affect, the offering and sale of the Securities and to which the Representatives reasonably object.
     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any

Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If, at any time prior to the Closing Date, (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances then existing, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If, during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
     (g) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

     (i) Clear Market. During the period from the date hereof through and including the date that is four business days after the date hereof, the Issuers will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers and having a tenor of more than one year.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities substantially as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (k) No Stabilization. The Issuers will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Record Retention. The Issuers will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus listed on Schedule 3 or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (ii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.
     (b) Notwithstanding Section 5(a) above, the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company; provided that any Underwriter using such term sheet shall notify the Company and provide a copy of such term sheet to the Company prior to the first use of such term sheet.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Issuers of their respective covenants and obligations hereunder and to the following additional conditions:

     (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations and Warranties. The representations and warranties of the Issuers contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of, or guaranteed by, the Company or any of the Guarantors that is rated by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of, or guaranteed by, the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of an executive officer of the Company and each Guarantor who has specific knowledge of the Company’s and each Guarantor’s financial matters, as applicable, and is satisfactory to the Representatives confirming (i) that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(d) hereof of the Company and each Guarantor, as applicable, set forth in this Agreement are true and correct and that the Company and each Guarantor, as applicable, has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) the matters set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinion of Counsel for the Company. Jones Day, counsel for the Company, and Davis Brown, counsel for Lennox Industries Inc., an Iowa corporation and a Guarantor, shall each have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex B and Annex C hereto, respectively.
     (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
     (j) Good Standing. The Representatives shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of each of the Issuers in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Issuers agree to jointly and severally indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or are caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors, and their respective officers who signed the Registration Statement and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuers in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriters consists of the following: the second paragraph in the text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus concerning the terms of the offering, including the concession and reallowance to certain dealers, by the Underwriters; the third and fourth sentences of the fifth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus relating to market making by the Underwriters; and the sixth paragraph of text under the caption “ Underwriting” in the

Preliminary Prospectus and the Prospectus relating to over-allotment, stabilization and penalty bids by the Underwriters.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a), (b) and (d) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Issuers, their respective directors, and their respective officers who signed the Registration Statement and any control persons of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuers, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified

Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus required to effect such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities, including any taxes payable by the Issuers with respect to such authorization, issuance, sale, preparation and delivery; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by the Financial Industry Regulatory Authority, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Issuers agree to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Underwriters contained in this Agreement or made by or on behalf of the Issuers or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081), Attention: Investment Grade Syndicate Desk and Wells Fargo Securities, LLC at 301 S. College Street, Charlotte, NC 28288 (fax: 704-383-9165) Attention: Transaction Management. Notices to the Company or the Guarantors shall be given to Lennox International Inc., 2140 Lake Park Boulevard, Richardson, Texas 75080, Attention: General Counsel.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, LENNOX INTERNATIONAL, INC.
By	/s/ Richard Pelini
Richard Pelini
Vice President, Corporate Treasurer

ALLIED AIR ENTERPRISES INC.
By	/s/ Richard Pelini
Richard Pelini
Vice President, Treasurer

LENNOX GLOBAL LTD.
By	/s/ Richard Pelini
Richard Pelini
Vice President, Treasurer

LENNOX INDUSTRIES INC.
By	/s/ Richard Pelini
Richard Pelini
Vice President, Treasurer

SERVICE EXPERTS LLC
By	/s/ Richard Pelini
Richard Pelini
Vice President, Treasurer

Accepted: May 3, 2010

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Robert Bottamedi

Authorized Signatory

WELLS FARGO SECURITIES, LLC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Carolyn Hurley

Authorized Signatory

Schedule 1

Principal
Amount of the Notes
Underwriter	Offered Securities
J.P. Morgan Securities Inc.	$85,000,000.00
Wells Fargo Securities, LLC	$85,000,000.00
Banc of America Securities LLC	$8,000,000.00
Morgan Stanley & Co. Incorporated	$8,000,000.00
BBVA Securities Inc.	$3,500,000.00
SunTrust Robinson Humphrey, Inc.	$3,500,000.00
UBS Securities LLC	$3,500,000.00
U.S. Bancorp Investments, Inc.	$3,500,000.00

Total	$200,000,000.00

Schedule 2
LIST OF GUARANTORS
LENNOX INDUSTRIES INC.
ALLIED AIR ENTERPRISES INC.
SERVICE EXPERTS LLC
LENNOX GLOBAL LTD.

Schedule 3
Time of Sale Information
a. Issuer Free Writing Prospectuses included in Time of Sale Information
     Final Term Sheet dated May 3, 2010
b. Other Issuer Free Writing Prospectuses not included in Time of Sale Information
     Electronic (Net roadshow) road show of the Company relating to the offering of the Securities dated May 3, 2010

Annex A
Lennox International Inc.
Pricing Term Sheet
May 3, 2010
4.900% Senior Notes due 2017

Issuer:	Lennox International Inc.
Guarantors:	Lennox Industries Inc.
Allied Air Enterprises Inc.
Service Experts LLC Lennox Global Ltd.
Size:	$200,000,000
Maturity:	May 15, 2017
Coupon (Interest Rate):	4.900%
Price:	99.922% of face amount
Yield to maturity:	4.913%
Spread to Benchmark Treasury:	1.75%
Benchmark Treasury:	3.125% due 04/30/2017
Benchmark Treasury Spot and Yield:	99-24+ 3.163%
Interest Payment Dates:	May 15 and November 15, commencing November 15, 2010
Make-whole call:	At any time at a discount rate of Treasury plus 25 basis points
Settlement:	T+3; May 6, 2010
CUSIP/ISIN:	526107AC1 / US526107AC10
Ratings:	Baa3 (stable) by Moody’s Investors Service, Inc. / BBB- (stable) by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC
Senior Co-Managers:	Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
Co-Managers:	BBVA Securities Inc.
SunTrust Robinson Humphrey, Inc.
UBS Securities LLC
U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a Registration Statement on Form S-3 (including a base prospectus, dated May 3, 2010, as supplemented by a preliminary prospectus supplement, dated May 3, 2010, the “Prospectus”) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533 or Wells Fargo Securities, LLC at 1-800-326-5897.

Annex B
[Form of Jones Day Opinion]

ANNEX C
[Form of Davis Brown Opinion]